UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2012
Date of Report (Date of earliest event reported)

Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 639-6500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements
On December 21, 2012, Fidelity and Fidelity Bank, a wholly owned subsidiary of Fidelity (the “Bank”) entered into an amended employment agreement with James B. Miller, Jr. as Chairman and Chief Executive Officer of Fidelity and the Bank for a three-year period commencing January 1, 2013. The employment agreement provides for an annual base salary of $750,000 per year and incentive compensation. Fidelity and the Bank also entered into an incentive compensation agreement with Mr. Miller which provides for incentive compensation in the year 2013. The incentive compensation agreement provides that in 2013 Miller will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity’s and Miller’s 2013 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2013. The amendment to the employment agreement and the incentive compensation agreement between Fidelity, the Bank, and Miller are attached as Exhibit 10.1 to this Form 8-K and are incorporated herein by reference.
Also on December 21, 2012, Fidelity and the Bank entered into an amended employment agreement with H. Palmer Proctor, Jr. as President of Fidelity and the Bank for a three-year period commencing January 1, 2013. The employment agreement provides for an annual base salary of $500,000 per year and incentive compensation. Fidelity and the Bank also entered into an incentive compensation agreement with Mr. Proctor which provides for incentive compensation in the year 2013. The incentive compensation agreement provides that in 2013 Proctor will be eligible for 20% of base compensation as incentive compensation, or such amount as may be determined by the Compensation Committee. The Compensation Committee will evaluate Fidelity’s and Proctor’s 2013 performance relative to defined financial and non-financial measurements, goals and objectives, and such other measures and modifications as the Compensation Committee, in its sole discretion, may consider in the determination of incentive compensation to be paid for 2013. The amendment to the employment agreement and the incentive compensation agreement between Fidelity, the Bank, and Proctor are attached as Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.
Executive Continuity Agreements
On December 21, 2012, Fidelity and Fidelity Bank approved amended and restated Executive Continuity Agreements with James B. Miller, Jr., H. Palmer Proctor, Jr., Stephen H. Brolly, and David Buchanan. The agreements were amended in order to comply with the deferred compensation rules of Internal Revenue Code Section 409A.
Copies of the amended and restated Executive Continuity Agreements for Messrs. Miller, Proctor, Brolly and Buchanan are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment to employment agreement and incentive plan for James B. Miller, Jr.

10.2	Amendment to employment agreement and incentive plan for H. Palmer Proctor, Jr.

10.3	Executive Continuity Agreement for James B. Miller, Jr.

10.4	Executive Continuity Agreement for H. Palmer Proctor, Jr.

10.5	Executive Continuity Agreement for Stephen H. Brolly

10.6	Executive Continuity Agreement for David Buchanan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

December 27, 2012